UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 28, 2020

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1925N

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.005 par value per share	ENSV	NYSE

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Item 8.01 Other Events

Enservco Corporation (the “Company”) is relying on the order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 in SEC Release No. 34-88465 pursuant to the SEC’s authority under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) granting exemptions from certain provisions of the Exchange Act and the rules thereunder related to the reporting requirements for certain public companies, subject to certain conditions, to delay the filing of its definitive proxy statement for its 2020 annual meeting of shareholders (the “Proxy Statement”), including information required by Part III of Form 10-K that is to be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Part III Information”) and its quarterly report on Form 10-Q for the quarter ended March 31, 2020, which was originally due to be filed on or before May 15, 2020, (collectively, the “Reports”).

Since early March, the Company has been following the recommendations of state and local health authorities to minimize the COVID-19 exposure risk for its corporate team members, including restricting access to our physical offices.  These conditions have caused significant disruptions to the Company’s operations requiring key personnel to devote considerable time and resources to respond to the emerging impacts to the Company’s business, which limits their availability to complete the Reports and to effectively evaluate the subsequent events related to COVID-19. The office closures and work from home policy have in turn caused a delay in the completion of our Proxy Statement process and we are in the process of working on a remote basis to complete and file the Proxy Statement, including the Part III Information, as quickly as possible.  The Company anticipates filing its Proxy Statement with the Part III Information included on or before May 15, 2020. We currently expect that the Company’s 2020 annual meeting of shareholders will take place on June 26, 2020.  The Company anticipates filing the Form 10-Q for the quarter ended March 31, 2020 on or before May 29, 2020.

The Company is supplementing the risk factors previously disclosed on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the following risk factor:

Risks associated with the current uncertainty with respect to rapid expansion of the COVID-19 pandemic

          As of the date of this filing, in addition to the risk factors contained in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2019, the Company and its operations are subject to the following risk factor:

The current global spread of the COVID-19 virus has and is likely to continue to materially and adversely affect our results of operations, cash flows and financial condition for an indeterminate amount of time.

          The markets have experienced an unprecedented decline in oil prices in response to oil demand concerns due to the economic impacts of the COVID-19 pandemic. This has resulted and will continue to result in a very significant decrease in oil and gas well drilling, well operations and well maintenance. In turn we expect demand for our services to decrease dramatically. As demand for our products and services declines, the utilization of our assets and the prices we are able to charge our customers for our products and services will decline. The continued spread of COVID-19 and its after effects could result in further instability in the markets and decreases in commodity prices resulting in further adverse impacts on our results of operations, cash flows, and financial condition.

          In addition, the continued spread of the COVID-19 virus and the continuation of governmental measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns, may further materially and adversely impact our workforce and operations, the operations of our customers leading to shut downs of oil and gas drilling, and those of our vendors and suppliers. There is considerable uncertainty regarding such measures and potential future measures, which could have a further material adverse effect on our results of operations, cash flows, and financial condition.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: April 28, 2020	By:	/s/ Ian Dickinson
Ian Dickinson
Chief Executive Officer

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